                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        JAVA CENTRALE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                          (NOT APPLICABLE)
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule, or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                              JAVA CENTRALE, INC.
                           1610 ARDEN WAY, SUITE 145
                          SACRAMENTO, CALIFORNIA 95815
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 17, 1996

TO THE SHAREHOLDERS OF JAVA CENTRALE, INC.:

    The 1996 Annual Meeting of Shareholders of Java Centrale, Inc. (the "Company") will be held at the Hilton Hotel, 2200 Harvard Street, Sacramento, California, at 8:00 A.M. on October 17, 1996, for the following purposes:

    1. ELECTION OF DIRECTORS. To elect a Board of four Directors, to serve for the ensuing year.

    2. AMENDMENT OF THE ARTICLES OF INCORPORATION. To amend Articles III and IV of the Company's Articles of Incorporation in order to provide for a new class of 25,000,000 shares of Preferred Stock and authorize the Board of Directors to issue such shares at its discretion.

    3. APPROVAL OF INDEPENDENT AUDITORS. To ratify the appointment of Grant Thornton, LLP as independent certified accountants to audit the Company's financial statements for the fiscal year ending March 31, 1997.

    4. OTHER BUSINESS. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

    Only holders of Common Stock of record as of the close of business on September 6, 1996 will be entitled to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors
                                          Steven J. Orlando, CORPORATE SECRETARY

September 23, 1996

YOU ARE URGED TO VOTE IN FAVOR OF MANAGEMENT'S PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF SUCH REVOCATION, BY FILING A DULY-EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING IN PERSON AND VOTING BY BALLOT.

                              JAVA CENTRALE, INC.
                           1610 ARDEN WAY, SUITE 145
                          SACRAMENTO, CALIFORNIA 95815

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 17, 1996

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Java Centrale, Inc. (the "Company") to be held on Thursday, October 17, 1996 at 8:00 A.M., at the Hilton Hotel, 2200 Harvard Street, Sacramento, California, and at any and all adjournments thereof.

    It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and vote at the Annual Meeting on or about September 21, 1996.

    REVOCABILITY OF PROXIES

    A form of proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to, and may, revoke it at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, if the person executing a proxy is present at the Annual Meeting, and elects to vote in person, the powers of the proxy holders will be superseded as to those Proposals on which the shareholder actually votes at the Annual Meeting.

    PERSONS MAKING THE SOLICITATION

    THIS SOLICITATION OF PROXIES IS BEING MADE BY THE COMPANY'S BOARD OF DIRECTORS. The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of proxies for the Annual Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mails, but officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor. The Company will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies if management determines it to be advisable.

                               VOTING SECURITIES

    There were issued and outstanding 11,113,781 shares of the Company's common stock (the "Common Stock") as of the close of business on September 6, 1996, which date has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").

    All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees, by following the instructions on the enclosed proxy card. With respect to the proposed amendment of the Company's Articles of Incorporation and the appointment of Grant Thornton, LLP to serve as the Company's independent auditors for the 1997 fiscal year, shareholders may vote in favor of or against the proposal, or may abstain from voting, by specifying their choice as indicated on the enclosed proxy card. If no specific instructions are given with respect to any matter to be voted on, the shares represented by a signed proxy will be voted FOR the election of the Board's nominees, FOR the proposed amendment of the Company's Articles of Incorporation, and FOR the appointment of Grant Thornton, LLP as independent auditors.

    Directors will be elected by a plurality of the votes cast by the holders of the Company's Common Stock, voting in person or by proxy at the Annual Meeting; ratification of the appointment of Grant Thornton, LLP as independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting on such appointment in person or by proxy at the Annual Meeting. Thus abstentions, although they will be counted in determining whether a quorum is present for the vote on both matters, will have no direct effect on the outcome of either of those votes. Similarly, broker non-votes are also counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved, and will have no direct effect on the outcome of the votes for election of directors or the appointment of Grant Thornton, LLP. The proposed amendment of the Company's Articles of Incorporation, however, will require the affirmative vote of a majority of the outstanding shares entitled to vote, whether or not such shares are actually represented in person or by proxy at the Annual Meeting. Consequently, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment.

    On any matter submitted to the vote of the shareholders other than the election of directors, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the Company's books as of the Record Date. In connection with the election of directors, shares may be voted cumulatively, but only for persons whose names have been placed in nomination prior to the voting for election of directors and only if a shareholder present at the Annual Meeting gives notice at the Annual Meeting, prior to such voting, of his or her intention to vote cumulatively. (Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.) If any Company shareholder gives such notice, then all shareholders eligible to vote will be entitled to cumulate their votes in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. All of these votes may be cast for any one nominee, or they may be distributed among as many nominees as the shareholder sees fit. The nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

    If one of the Company's shareholders gives notice of intention to vote cumulatively, the persons holding the proxies solicited by the Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible. This discretion and authority of the proxyholders may be withheld by checking the box on the proxy card marked "withhold from all nominees." Such an instruction, however, will also deny the proxyholders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the Annual Meeting, although it will not prevent the proxyholders from voting, at their discretion, for any other person whose name may be properly placed in nomination at the Annual Meeting.

    A shareholder may choose to withhold from the proxyholders the authority to vote for any of the individual candidates nominated by the Board of Directors, by marking the appropriate box on the proxy card and striking out the names of the disfavored candidates as they appear on the proxy card. In that event the proxyholders will not cast any of the shareholder's votes for candidates whose names have been crossed out, whether or not cumulative voting is called for at the Annual Meeting, but they will retain the authority to vote for the candidates nominated by the Board of Directors whose names have not been struck out, and for any other candidates who may be properly nominated at the Annual Meeting. If a shareholder wishes to specify the manner in which his or her votes are allocated in the event of cumulative voting, he or she must appear and vote in person at the Annual Meeting. Ballots will be available at the Annual Meeting for persons desiring to vote in person.

    All votes will be tabulated by Grant Thornton LLP, the Company's tabulating agent. Representatives of Grant Thornton LLP will be in attendance at the Annual Meeting in order to receive any votes cast at that time.

           SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of September 6, 1996, the number and percentage of shares of the Company's outstanding Common Stock beneficially owned, directly or indirectly, by (a) any person (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 who or which is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, based on information filed by such persons with the Securities and Exchange Commission, (b) each of the Company's directors and the executive officers identified in the chart below, and the Company's directors and executive officers as a group. The Company has no other outstanding class of stock. The shares listed as "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the individuals listed below have sole or shared voting or investment power and shares which such persons have the right to acquire within 60 days of September 6, 1996. Unless otherwise indicated, the persons listed have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

                                                                   NUMBER OF SHARES   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                   OWNED(1)          CLASS
- -----------------------------------------------------------------  ----------------  -------------
Baycor Ventures, Inc. ...........................................      1,811,266(2)         16.3%
  1550, 3800 Howard Hughes Avenue,
  Las Vegas, NV 89109

Kevin R. Baker ..................................................      1,811,266(3)         16.3%
  2000, 335-8th Avenue, S.W.
  Calgary, Alberta
  Canada T2P 1C9

Thomas A. Craig .................................................        220,027(4)          2.0%
  1610 Arden Way, Suite 145
  Sacramento, CA 95819

Bradley B. Landin ...............................................        154,000(5)          1.4%
  1610 Arden Way, Suite 145
  Sacramento, CA 95819

Gary C. Nelson ..................................................      1,218,000(6)         10.6%
  1610 Arden Way, Suite 145
  Sacramento, CA 95819

Steven J. Orlando ...............................................        427,200(7)          3.7%
  1610 Arden Way, Suite 145
  Sacramento, CA 95819

                                                                   NUMBER OF SHARES   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                   OWNED(1)          CLASS
- -----------------------------------------------------------------  ----------------  -------------
Richard D. Shannon ..............................................      2,228,016(8)         19.3%
  2000, 335-8th Avenue, S.W.
  Calgary, Alberta,
  Canada T2P 1C9

All Directors and Officers as a Group (six persons)..............      4,247,243(9)         34.3%

- ------------------------

(1) All shares are owned directly by the individual(s) indicated, unless otherwise indicated.

(2) Does not include 125,000 shares held by Baycor Ventures, Inc. ("Baycor") but subject to currently exercisable options in favor of Messrs. Nelson, Craig and Landin.

(3) Includes shares owned by Baycor, a corporation of which Mr. Baker is an officer, Director, and 50% stockholder. Does not include 125,000 shares held by Baycor but subject to currently exercisable options in favor of Messrs. Nelson, Craig and Landin.

(4) Includes 21,000 shares available to Mr. Craig upon the exercise of a currently exercisable option issued by Baycor on outstanding Company shares presently owned by Baycor, and 13,000 shares issuable upon the exercise of stock options exercisable within 60 days of September 6, 1996.

(5) Includes 15,000 shares available to Mr. Landin upon the exercise of a currently exercisable option issued by Baycor on outstanding Company shares presently owned by Baycor, and 14,000 shares issuable upon exercise of stock options exercisable within 60 days of September 6, 1996.

(6) Includes 89,000 shares available to Mr. Nelson upon the exercise of a currently exercisable option issued by Baycor on outstanding Company shares presently owned by Baycor, 20,000 shares issuable upon the exercise of stock options exercisable within 60 days of September 6, 1996, and 400,000 shares issuable upon the exercise of warrants exercisable within 60 days of September 6, 1996.

(7) Includes 20,000 shares issuable upon the exercise of stock options exercisable within 60 days of September 6, 1996 and 400,000 shares issuable upon exercise of warrants exercisable within 60 days of September 6, 1996.

(8) Includes shares owned by Baycor, a corporation of which Mr. Shannon is an officer, Director, and 50% stockholder. Does not include 125,000 shares held by Baycor but subject to currently exercisable options in favor of Messrs. Nelson, Craig and Landin. Includes 9,750 shares issuable upon exercise of stock options exercisable within 60 days of September 6, 1996, and 400,000 shares issuable upon the exercise of warrants exercisable within 60 days of September 6, 1996.

(9) Includes an aggregate of 1,276,750 shares issuable upon the exercise of outstanding stock options and warrants which are exercisable within 60 days of September 6, 1996.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

    NOMINEES

    The Company's directors are elected annually, to serve until the next Annual Meeting of shareholders and until their respective successors have been elected. All of the nominees listed below, except Mr. Edwards, have served as directors since the Company's inception in March of 1992.

    The Company's Bylaws provide that the number of directors of the Company may not be less than four nor more than seven until changed by an amendment to the Bylaws adopted by the Company's shareholders, with the exact number of directors within that range to be set by vote of the Board. At present, the Company's Bylaws provide for a Board consisting of four directors, and consequently proxies may be voted for four directors.

    The persons named below will be nominated for election as directors at the Annual Meeting to serve until the 1997 Annual Meeting of Shareholders and until their successors are duly elected. Unless otherwise instructed, proxyholders will vote the proxies received by them for the election of the nominees below (or as many thereof as possible under the rules of cumulative voting). In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for director may only be made by complying with the nomination procedures which are described under the heading "Shareholder Proposals and Nominations" at the end of this Proxy Statement.

    The following table sets forth the names of, and certain information concerning, the persons to be nominated by the Board of Directors for election as directors of the Company. All of these individuals, except Mr. Edwards, have served as directors of the Company since its inception in 1992.

         NAME                AGE                          POSITIONS WITH COMPANY
- -----------------------      ---      ---------------------------------------------------------------
Richard D. Shannon               51   Director, Chairman of the Board

Gary C. Nelson                   53   Director, President and Chief Executive Officer

Lyle P. Edwards                  48   Nominee for Director

Kevin R. Baker                   47   Director

    Richard D. Shannon became Chairman of the Board in January 1994. He currently devotes approximately 75% of his time to his duties with the Company. In February 1990, Mr. Shannon, together with Kevin R. Baker, also a Director of the Company, founded Baycor Capital Inc. ("Baycor Capital"), a private merchant bank based in Calgary, Canada. Baycor Capital owns 100% of the issued and outstanding shares of Baycor Ventures, the largest single shareholder of the Company. Mr. Shannon is also the President of Baycor Ventures. Mr. Shannon is a director of a number of privately held companies in Canada.

    Gary C. Nelson, a founding shareholder of the Company, has been President and Chief Executive Officer of the Company since its incorporation in March 1992. From September 1990 through October 1991 Mr. Nelson was both Senior Vice President and President, International Division, and a founding shareholder of CNY International, a company which was formed to acquire and operate the retail businesses of American Confectionery Corporation. From March 1990 until August 1990, Mr. Nelson was Senior Vice President of American Confectionery Corporation, a company which both owned and franchised over two hundred candy and yogurt outlets. From February 1983 until February 1990, Mr. Nelson was a founding shareholder and served as President and Chief Executive Officer of publicly traded J. Higby's, Inc. and its privately held predecessor, Gamma Industries, whose business was franchising J. Higby's Yogurt and Treat Shoppes in the United States and internationally in Canada and five countries in southeast Asia.

    Lyle P. Edwards, is a businessman involved in the ownership and operation of a number of real estate and other business ventures in Canada and the United States. Mr. Edwards serves as a director of a number of privately held companies in Canada and the United States and is also director of one publicly listed company in Canada. Since 1987, Mr. Edwards has been the Chief Executive Officer of Westwood Financial Services Ltd. During the period 1974 through 1987, Mr. Edwards served as an officer, director and ultimately President of Highfield Corp., Ltd., a major diversified investment corporation operating offices in several of the major cities in Western North America. Mr. Edwards was admitted to the Canadian Institute of Chartered Accountants and was associated with Deloite Haskins and Sells, the predecessor firm of Deloitte & Touche, from 1970 to 1974. Mr. Edwards graduated from the University of Alberta, Canada where he obtained a Bachelor of Science and Bachelor of Commerce.

    Kevin R. Baker has been a Director of the Company since its incorporation in March 1992. Since February 1990, Mr. Baker has been the President of Baycor Capital, a private merchant bank based in Canada, which is the parent corporation of Baycor Ventures, the majority shareholder of the Company. Baycor Capital holds interests in a diversified portfolio of companies and assets in Canada and the United States. During the period 1971 to January 1990, Mr. Baker practiced law at MacKimmie Matthews and Burnet, Duckworth & Palmer, two law firms in Calgary, Canada. Mr. Baker is a director of a number of companies, including Cascade Oil & Gas Ltd., an oil and gas company based in Calgary which is publicly traded in Canada.

    The term of office of each director of the Company is one year. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company acting within their capacities as such. There are no family relationships between any of the directors and executive officers of the Company. No director or officer of the Company serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

    Directors of the Company are elected at each annual meeting of the shareholders of the Company and hold office until the next annual meeting; provided, however, that if any annual meeting is not held or the directors are not elected at any annual meeting, they may be elected at any special shareholders' meeting held for that purpose. Each director, including a director elected to fill a vacancy or elected at a special shareholders' meeting, holds office until the expiration of the term for which elected and until a successor has been elected and qualified. Directors of the Company do not currently receive any compensation for serving as Directors.

    VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

    The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to elect each of the nominees for director. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director, unless one or more shareholders express an intention to exercise the right of cumulative voting, in which case all shares will be accorded the cumulative voting rights described under the caption "Voting Securities," above.

    The Board of Directors recommends a vote FOR each of the nominees for director described above.

        PROPOSAL NO. 2 -- AMENDMENT OF THE ARTICLES OF INCORPORATION TO
          AUTHORIZE 25,000,000 SHARES OF UNDESIGNATED PREFERRED STOCK

    Article III of the Company's Articles of Incorporation currently authorizes the Company to issue up to 25,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. Article IV requires that any such Preferred Stock issuable in a single series, and imposes a number of restrictions on the dividends, liquidation preferences, voting rights, redemption rights, and conversion rights applicable to any Preferred Stock which may be issued by the Company. As of the date of this Proxy Statement, there are outstanding 11,113,781 shares of Common Stock and no shares of Preferred Stock.

    On July 31, 1996, the Board of Directors unanimously adopted a resolution to amend Article III of the Company's Articles of Incorporation to authorize the Company to issue up to 25,000,000 shares of Preferred Stock, and to delete the current Article IV in its entirety. As so amended, Article III would authorize the Board to cause shares of Preferred Stock to be issued in one or more series and with such preferences, limitations, and relative rights, at such times, and for such consideration, as the Board may determine without shareholder approval. The full text of the current and proposed new versions of Article III, and the entire text of the current Article IV, are attached to this Proxy Statement as Appendix A.

PURPOSES OF THE PROPOSED AMENDMENT
- ---------------------------------

    Current Articles III and IV of the Company's Articles of Incorporation were adopted in May of 1994 as part of the process which led to the Company's initial public offering. At that time, the Company's Articles of Incorporation were amended and restated in order to, among other things, eliminate the Company's then outstanding Series A Preferred Stock, effect a two and one-half for one split of the Company's Common Stock, and reclassify the Company's then outstanding Series B Common Stock. Because of the conditions which existed when those amendments were adopted, a number of features were incorporated into Articles III and IV which are confusing and no longer necessary, and, in the Board's opinion, may actually be harmful to the Company's ability to secure future financing on a reasonable basis.

    Many corporations, including many publicly traded corporations, have provisions in their Articles of Incorporation which are similar to those which have been proposed by the Board as described herein. The Company's Board of Directors believes that the Company may in the future need to raise capital through the issuance of Preferred Stock. If that need should arise, potential investors may desire to purchase Preferred Stock under terms and conditions which are incompatable with the provisions of the current Articles III and IV. Accordingly, the Board believes that the proposed amendment, which would authorize the Board to create and issue one or more series of Preferred Stock on terms and containing conditions to be set by the Board at its discretion will provide the Company with the greatest flexibility in negotiating, structuring and securing additional investment.

    In addition to allowing the Company to pursue financing alternatives that would not exist if the Company did not have less restricted authority to issue Preferred Stock, the Board could use the Preferred Stock for other purposes, including public and private offerings of preferred shares for cash, payment of stock dividends to the Company's shareholders, and the acquisition of the stock or assets of another company. The Board has no present intention of taking any of these actions, but the ability to do so could be of significant value to the Company in the future.

    Although the Board of Directors has no present intention to do so, the Board of Directors could issue a series of shares of Preferred Stock that could, depending on the terms of such series, discourage an acquisition or make it more difficult for an acquirer to obtain control of the Company by means of merger, tender offer, proxy contest or other means. For example, Preferred Stock could be used to create voting or other rights which would be impediments to those persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with holders of the Common Stock on any merger, sale, or exchange of assets by the

Company or any other extraordinary corporate transaction. Finally, the existence of the additional authorized shares of Preferred Stock could have the effect of discouraging unsolicited takeover attempts.

TERMS OF PREFERRED STOCK
- ----------------------

    In designating the preferences, limitations, and relative rights of any series of Preferred Stock, the Board of Directors will, if this Proposal is approved by the shareholders, have the authority to provide that the shares of any such series may:

        (1) have special, confidential, or limited voting rights or no voting rights;

        (2) be redeemable or convertible: (a) at the option of the Company, by the shareholder or another person on the occurrence of a designated event;
    (b) for cash, indebtedness, securities, or other property; or (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

        (3) entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; and

        (4) have a preference over any other classes or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Company, all as the Board of Directors may deem advisable and as are not inconsistent with the California General Corporation Law or the Company's Articles of Incorporation.

    For example, in the event that Company secures an institutional investment, an institutional investor could require: (a) a liquidation preference ensuring the return of the preferred investment ahead of any payments to the holders of the Common Stock in the event of the liquidation, merger or sale of substantially all of the assets of the Company and (b) the right to convert each share of Preferred Stock into one or more shares of Common Stock based upon an agreed conversion ratio. The exact terms of the Preferred Stock will be negotiated with the investor and will vary depending on the particular needs and concerns for that investor.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 25,000,000 SHARES OF PREFERRED STOCK SUBJECT TO SUCH RIGHTS PREFERENCES AND PRIVILEGES AS THE BOARD OF DIRECTORS MAY DETERMINE.

               PROPOSAL NO. 3 -- APPROVAL OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Grant Thornton, LLP as the Company's independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the Company's fiscal year ending March 31, 1997.

    Grant Thornton, LLP served as the Company's auditors for the fiscal year ended March 31, 1996, and during the course of that fiscal year they were also engaged by the Company to provide certain tax and consulting services. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to approve the appointment.

    The Board of Directors recommends a vote FOR Proposal No. 3, approval of the appointment of Grant Thornton, LLP as the Company's independent auditors for fiscal 1997. If the appointment is not approved, the Company's Board of Directors will select other independent auditors. Representatives of Grant Thornton, LLP will be present at the Annual Meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

                               OTHER INFORMATION

                               PERFORMANCE GRAPH

    Set forth below is a performance graph comparing the yearly cumulative total shareholder returns on the Company's Common Stock with the yearly cumulative total shareholder return on (a) stocks included in the S&P 500 composite index and (b) an index of peer group companies.

                COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN*
         AMONG JAVA CENTRALE, INC., THE NASDAQ STOCK MARKET-U.S. INDEX
                         AND THE S&P RESTAURANTS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             JAVA CENTRALE, INC.        NASDAQ STOCK MARKET-US        S & P RESTAURANTS
5/10/94                        100                             100                     100
3/95                            50                             113                     110
3/96                            38                             153                     151

* $100 INVESTED ON 05/10/94 IN STOCK OR ON 04/30/94 IN INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31, 1996.

    COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held six regular meetings in 1995 and no regular meetings to date in 1996. All directors attended 75% or more of the aggregate number of the Board of Directors and committee meetings on which each director served.

    The Board of Directors of the Company has only one committee, the Stock Option Committee. The members of the Stock Option Committee are Richard D. Shannon, the Company's Chairman of the Board, and Kevin R. Baker. The function of the Stock Option Committee is to coordinate with the full Board the grant of stock options to individual Company employees, officers, and directors. The Stock Option Committee met six times during 1995 and twice in 1996.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
- ------------------------------------------------------------

    The Company's Board of Directors serves the functions of a Compensation Committee for the Company's executive officers. Option awards are also determined by the Board's Stock Option Committee.

    The following is a report submitted by the Board of Directors, addressing the compensation policies of the Company.

    EXECUTIVE COMPENSATION POLICY. The goal of the Board is to ensure that an appropriate relationship exists between executive compensation and the Company's overall performance, while at the same time retaining key employees of the Company and motivating them to perform at a superior level for the benefit of the shareholders. To achieve this goal, the Company integrates annual base compensation with bonuses based on the Company's performance and the performance and initiative of its individual executive officers. The Company attempts to establish base salaries that are generally within the range of salaries paid to people holding comparably responsible positions at other peer group companies in California, taking into account the individual's past performance and potential future contributions. Bonus compensation is based primarily on the performance of the Company. Measurement of Company performance is based primarily on that of peer group companies and Company goals, including primarily its return on equity. The compensation of executive officers of the Company's subsidiaries is similarly based on the performance of such subsidiaries and their officers. Except as limited by the Company's Stock Option Plan, stock options are granted from time to time to employees, officers and directors of the Company on the basis of the recipient's potential for contribution to the Company's future growth and profitability.

    The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with the Company's goals and shareholder interests. As performance goals are met or exceeded, resulting in increased shareholder value, the Company's executives are commensurately rewarded.

                                          Kevin R. Baker, DIRECTOR

                                          Gary C. Nelson
                                          DIRECTOR AND PRESIDENT

                                          Richard D. Shannon
                                          CHAIRMAN OF THE BOARD

    The following table sets forth certain information regarding the executive officers of the Company named below.

              NAME                    AGE                    POSITIONS WITH THE COMPANY
- --------------------------------      ---      ------------------------------------------------------

Richard D. Shannon                        51   Director, Chairman of the Board

Gary C. Nelson                            53   Director, President and Chief Executive Officer

Bradley B. Landin                         45   Vice President -- Operations

Thomas A. Craig                           63   Vice President -- Marketing and Real Estate

Steven J. Orlando                         45   Vice President, Chief Financial Officer and Secretary

Kevin R. Baker                            47   Director

    Thomas A Craig, a founding shareholder, has been Vice President -- Marketing and Real Estate of the Company since its incorporation in March 1992. Mr. Craig has 29 years of experience in advertising, design, marketing and real estate. From November 1987 until the incorporation of the Company in March 1992, he was associated with Century 21, a real estate brokerage firm in Carmichael, California specializing in the sale and leasing of new and existing commercial properties. From May 1962 through July 1987 Mr. Craig served as president of two advertising and marketing firms located in Sacramento, California. Mr. Craig is a graduate of the Hollywood Center of Art and Design in Hollywood, California.

    Bradley B. Landin, a founding shareholder, has been a Vice President -- Operations of the Company since its incorporation in March 1992, and was a Director of the Company until his resignation from the Board in July of 1996. From September 1990 until February 1992, Mr. Landin was Vice President, International Division, of CNY International. From March 1990 through August 1990, Mr. Landin was Vice President, International Development, of American Confectionery Corporation, which both owned and franchised over two hundred candy and yogurt outlets. From September 1986 until February 1990, Mr. Landin held various positions with publicly traded J. Higby's Inc., where he was responsible for franchised and company-owned operations, product development, store planning and turn-key construction and equipment programs.

    Steven J. Orlando has been the Company's Chief Financial Officer since July of 1994. Since 1988, Mr. Orlando has acted as a business consultant to various companies in the Sacramento and Los Angeles, California areas and served as the President of RJN Enterprises, a private investment company. From 1977 to 1988, Mr. Orlando was the Chief Financial Officer for Sierra Spring Water Company, a publicly traded bottled water company based in Sacramento, California, with operations in several regions around the country. Mr. Orlando received a B.S degree in accounting from California State University, Sacramento, in 1974, and has been a Certified Public Accountant since 1977. In addition to his responsibilities with the Company, Mr. Orlando also serves as a director of and consultant to various companies, including RJN Enterprises, a private investment company based in Sacramento, California, and Pacific Crest Capital, a thrift and loan company based in Los Angeles, California.

    Officers of the Company are appointed by its Board of Directors, and serve at the pleasure of the Board. The Company is not aware of any family relationships among its Directors and/or executive officers.

    The term of office of every officer of the Company is normally one year, but every Company officer serves at the pleasure of the Board of Directors. There are no understandings or arrangements between any of such officers and any other person pursuant to which they were or are to be selected as officers of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid by the Company to, as well as any other compensation paid to or earned by, the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer during each of the fiscal years ended March 31, 1994, 1995 and 1996. The Company's President and Chief Executive Officer, Mr. Gary C. Nelson, was the only officer of the Company whose total annual salary and bonus exceeded $100,000 during the 1994 and 1995 fiscal years. The Company's President and Chief Executive Officer, Mr. Gary C. Nelson, the Company's Chief Financial Officer, Mr. Steven J. Orlando, and the Company's Chairman, Mr. Richard Shannon, were the officers of the Company whose total annual salary and bonus exceeded $100,000 during the 1996 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                                            AWARDS
                                                    ANNUAL COMPENSATION             ----------------------
                                          ----------------------------------------             SECURITIES
                                                                       OTHER        RESTRICTED UNDERLYING          ALL
  NAME OF INDIVIDUAL AND                                              ANNUAL          STOCK     OPTIONS/          OTHER
    PRINCIPAL POSITION       FISCAL YEAR    SALARY      BONUS      COMPENSATION      AWARDS      SARS(#)      COMPENSATION
- ---------------------------  -----------  ----------  ---------  -----------------  ---------  -----------  -----------------
Gary C. Nelson                     1996   $  158,065  $  35,000      $       0        None        167,000       $       0
  President                        1995   $  147,538          0              0        None              0               0
  (Chief Executive Officer)        1994   $  111,250          0              0        None         87,500               0

Steven J. Orlando                  1996   $   97,050  $  35,000      $       0        None        175,000       $       0
 Chief Financial Officer

Richard Shannon                    1996   $   94,328  $  35,000      $       0        None        174,250       $       0
 Chairman of the Board

COMPENSATION PURSUANT TO PLANS

    THE JAVA CENTRALE, INC. 1993 STOCK OPTION PLAN

    GENERAL INFORMATION ABOUT THE PLAN. The Board of Directors of the Company adopted the Java Centrale, Inc. Stock Option Plan (the "Option Plan") in 1993, and it was subsequently amended by the Company's Board of Directors and shareholders in September of 1995. Under the terms of the Option Plan as it currently exists, options to purchase up to 1,250,000 Common Shares may be granted to officers, key employees and non-employee directors of the Company. Such options, once granted, are not generally transferrable.

    The purpose of the Option Plan is to provide incentives to key employees and directors of the Company to continue and increase their efforts to improve operating results, to remain in the employ or service of the Company, and to have a greater financial interest in the Company through ownership of its Common Stock.

    Under the Option Plan, the Board, or a committee appointed by the Board, is authorized to grant options which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code") to employees (including employee-directors) of the Company, and to grant options not intended to qualify as incentive stock options ("nonstatutory stock options") to employees and non-employee directors of the Company, and to determine the participants, the number of options to be granted and other terms and provisions of each option. The Board has appointed Richard D. Shannon and Kevin R. Baker to serve as its Stock Option Committee, and delegated to the Committee all of its administrative functions under the Option Plan.

    TERMS AND EXERCISE OF OPTIONS. The exercise price of any stock option granted under the Stock Option Plan may not be less than 100% of the fair market value of the Common Shares of the Company at the time of the grant. In the case of incentive stock options granted to holders of more than ten percent of the voting power of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock, nor may any such option be exercisable by its terms more than five years after the date the option is granted. The closing sale price of the Company's Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System, Small Cap List as of August 15, 1996, was $0.88 per share.

    Under the terms of the Option Plan, no incentive stock option may be granted to an optionee if the fair market value at the date of grant of shares with respect to which such options would first become exercisable in any calendar year, when added to the fair market value at the date of grant of any other shares with respect to which an incentive option granted to such optionee under the Option Plan (or any other incentive stock option plan maintained by the Company or any of its subsidiaries) first becomes exercisable in such calendar year, would exceed $100,000. Options granted under the Option Plan become exercisable in whole or in part from time to time as determined by the Board of the committee; provided, however, that in no event may any option become exercisable earlier than the date six months following the date on which the option is granted. Options granted under the Option Plan may have a maximum term of ten years from the date of grant. The option price must be paid in full on the date of exercise, and is payable in cash or in Common Shares of the Company having a fair market value on the date the option is exercised equal to the option price.

    OUTSTANDING OPTIONS UNDER THE OPTION PLAN. As of August 15, 1996, the Company had granted options to purchase 1,100,000 Common Stock, at exercise prices of between $1.75 and $2.00 per share, to employees of the Company in accordance with the Option Plan. A total of 1,100,000 options were granted under the Option Plan during fiscal 1995. No options issued under the Option Plan have yet been exercised.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the federal income tax consequences associated with the granting and exercise of options under the Plan, and the sale of the underlying shares. This summary is based on existing federal income tax laws and regulations, and does not discuss the provisions of the income tax laws of any State or foreign country. This summary is applicable only as of the date of this Proxy Statement, and readers should be aware that federal tax laws and regulations are subject to change at any time. It is not intended to be, or offered as, a complete description of the tax consequences which may be associated with any individual grant or exercise of an option, or as tax, investment, or legal advice.

    Options which do not qualify as incentive stock options are considered to be "nonstatutory," and will not qualify for the special tax treatment available to incentive stock options, as discussed below. Optionees who receive nonstatutory stock options will not recognize any taxable income at the time the options are granted or when they become vested; however they will normally recognize ordinary income for federal tax purposes at the time an option is exercised. The amount of the income recognized will be measured by the excess, if any, of the fair market value of the Common Stock as of the exercise date over the exercise price.

    The Code provides favorable federal income tax treatment for options which qualify as incentive stock options. As is the case with nonstatutory stock options, the optionee will not recognize any income at the time an incentive stock option is granted, but in addition the optionee will generally not recognize income for federal tax purposes when the options are exercised, either
- -- it is only when the underlying shares are sold that the optionee will normally recognize such income. If a sale of the Common Stock obtained through the exercise of an incentive stock option takes place at least two years after the option was granted, and one year after the incentive stock option was exercised, the difference between the exercise price and the sales price will normally be treated as long-term capital gain (or loss) for federal income tax purposes in the tax year in which the sale of the shares takes place. If, however, Common Stock acquired upon exercise of an incentive stock option are sold or otherwise disposed of less than two years after the option was granted, or one year after it was exercised, then the sale or other disposition will be treated as a "disqualifying disposition" for federal tax purposes, and the optionee will generally recognize ordinary income in the tax year in which such disposition occurs.

    The Federal income tax consequences of payment of the exercise price of an option with shares of outstanding Company stock ("Payment Shares") are identical to those described above for payment by means of cash, except as follows. The holding period for that number of newly issued option shares which is equal to the number of Payment Shares being used to purchase them (the "Exchange Shares") is the same as the holding period of the Payment Shares. In the case of an incentive stock option, the tax basis of the Exchange shares is the tax basis of the Exchange Shares, while the tax basis of any additional option shares being issued in exchange for the Exchange Shares is zero. In the case of a nonstatutory stock option, the tax basis of the Exchange Shares is the tax basis of the Payment Shares, while the tax basis of any additional option shares being issued is their fair market value as of the date of exercise.

    TAX BENEFITS TO THE COMPANY. The Company will be entitled to a deduction for federal tax purposes in the amount and at the time that any optionee recognizes ordinary income with respect to the exercise of an nonstatutory stock option, or with respect to a disqualifying disposition of shares acquired upon exercise of an incentive stock option. The Company will not be allowed a tax deduction in connection with exercises of incentive stock options in which there has not been a disqualifying disposition.

    OUTSTANDING OPTIONS HELD BY CERTAIN EXECUTIVE OFFICERS. The following table sets forth information concerning the aggregate value of all unexercised options held by each of the named executive officers of the Company as of March 31, 1996, the end of its last fiscal year. The Company has never granted stock appreciation rights to its directors or executive officers. No options were granted to or exercised by any director or executive officer of the Company during the fiscal year ended March 31, 1996, or between that date and the date of this Proxy Statement.

  AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND MARCH 31, 1996 OPTION VALUES

                                                                                                    VALUE OF UNEXERCISED
                                                                       NUMBER OF UNEXERCISED      IN-THE- MONEY OPTIONS AT
                                         SHARES                      OPTIONS AT MARCH 31, 1995      SEPTEMBER 6, 1996(1)
                                        ACQUIRED          VALUE      --------------------------  --------------------------
NAME AND POSITION                      ON EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -----------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
Gary C. Nelson                                  0       $       0        20,000        30,000     $   8,800    $    13,200
  President and Chief
  Executive Officer
Steven J. Orlando                               0       $       0        20,000        30,000     $   8,800    $    13,200
  Vice President and
  Chief Financial Officer
Richard D. Shannon                              0       $       0         9,750        40,250     $   4,290    $    17,710
  Chairman of the Board

- ------------------------

(1) All options were issued at the then-current market price on the grant date.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Richard D. Shannon, the Company's Chairman of the Board; Gary C. Nelson, President and Chief Executive Officer; Bradley B. Landin, Senior Vice President -- Operations; Thomas A. Craig, Vice President -- Marketing and Real Estate; and Steven J. Orlando, its Chief Financial Officer and Corporate Secretary.

    Mr. Shannon's employment agreement was originally entered into in February of 1994, but was amended in January and again in May of 1996. As so amended, Mr. Shannon's agreement runs through

January 31, 1999. Pursuant to his employment agreement, Mr. Shannon will act as Chairman of the Company, will serve on the Board of Directors and will be entitled to receive, among other things, (a) a base annual salary of $96,172 (subject to a potential increase to $137,388 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee, (b) beginning in February of 1997, an annual increase in base salary in an amount equal to the amount of the then current salary plus the greater of
(i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the United States Department of Labor (the "Department of Labor"), (c) an annual bonus, in an amount to be determined by the Board of Directors, under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Stock of the Company as may be granted pursuant to the terms of the Stock Option Plan. The employment agreement between the Company and Mr. Shannon does not require him to spend more than 80% of his time on Company business.

    Mr. Nelson's employment agreement was originally entered into in February of 1994, but was amended in January and again in May of 1996. As so amended, Mr. Nelson's employment agreement runs through January 31, 1999. Pursuant to his employment agreement, Mr. Nelson will act as President and Chief Executive Officer of the Company, will serve on the Board of Directors, and will be entitled to receive, among other things, (a) a base salary of $116,207 (subject to a potential increase to $166,010 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee if certain Company performance standards are met), (b) beginning in February of 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common shares of the Company as may be granted pursuant to the terms of the Stock Option Plan.

    Mr. Landin's employment agreement was originally entered into in February of 1994, but was amended in January and May of 1996. As so amended, Mr. Landin's employment agreement runs through January 31, 1999. Pursuant to his employment agreement, Mr. Landin will act as Senior Vice President Operations of the Company and will be entitled to receive among other things, (a) a base salary of $73,274 (subject to a potential increase to $91,592 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee), (b) beginning in February 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) during each year thereof, an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Shares of the Company as may be granted pursuant to the terms of the Stock Option Plan.

    Mr. Craig's employment agreement was originally entered into in February of 1994, but was amended in May of 1996. As so amended, Mr. Craig's employment agreement runs through February 1997. Pursuant to his employment agreement, Mr. Craig will act as Vice President -- Marketing and Real Estate of the Company, and will be entitled to receive, among other things, (a) during the first year thereof, a base salary of $73,274 (subject to a potential increase to $91,592 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee), (b) beginning in February 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Stock of the Company as may be granted pursuant to the terms of the Stock Option Plan.

    Mr. Orlando's employment agreement was originally entered into in July of 1994, but was amended in January and again in May of 1996. As so amended, Mr. Orlando's employment agreement runs through January 31, 1999. Pursuant to his employment, he will act as Vice President -- Chief Financial Officer of the Company, and will be entitled to receive, among other things, (a) during the first year thereof, a base salary of $81,900 (subject to a potential increase to $117,000 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee if certain Company performance standards are met), (b) beginning in February of 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of
(i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Stock of the Company as may be granted pursuant to the terms of the Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    The Company does not maintain a Compensation Committee, as such. All decisions relating to the compensation of its executive officers are made by the Company's Board of Directors, which includes as Directors Richard D. Shannon, the Company's Chairman of the Board, Gary C. Nelson, its President and Chief Executive Officer, Kevin R. Baker and Lyle P. Edwards, all of whom, except Mssrs. Baker and Edwards, are Company employees. Mr. Shannon, along with Kevin
R. Baker, serves as a Director and executive officer of Baycor Capital, a private merchant bank based in Calgary, Canada, which is the parent corporation of Baycor Ventures, the largest individual shareholder of the Company.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes of ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). They are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for them, the Company believes that during 1995, and to date during 1996, all of its officers, directors, and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Steven
J. Orlando, the Company's Chief Financial Officer, filed one report with respect to one transaction during 1995 four months late.

                              CERTAIN TRANSACTIONS

    Baycor Ventures, Inc. ("Baycor"), the Company's largest single shareholder, has entered into a series of transactions with the Company since it was incorporated in March of 1992.

    Any future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's disinterested directors. Any loans to officers, directors, principal stockholders or affiliates of any of them will be made for bona fide business purposes, will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the Company's disinterested directors.

    In September 1995, the Company advanced to Baycor a loan in the amount of $185,000. The loan has a two year term at a rate of prime plus 2% in interest and is all due and payable at the end of two years.

    In May 1995, the Company advanced to Bradley Landin, while he was Vice President Operations and Director, a loan in the amount of $59,000. The loan has a term of five years at a rate of principal plus 1% in interest with monthly principal and interest payments of $1,200.

    In July 1996, Baycor, Gary Nelson, President and Chief Executive Officer, and Steven J. Orlando, Chief Financial Officer, agreed to loan the Company $175,000 from time to time as needed until April 1997, when the line of credit will be due and payable. The lenders will receive a general lien on Java Centrale assets. The loan will be at an interest rate of prime plus 2% per annum.

ESCROW AGREEMENT

    Pursuant to an Amended and Restated Security Escrow Agreement (the "Escrow Agreement"), by an between each of Baycor, Gary C. Nelson, Thomas A. Craig, Bradley B. Landin, Richard D. Shannon, Richard M.H. Thompson & Associates, Inc. and the Manry Company (such entities and persons being hereinafter collectively referred to as the "Security Holders"), the Company, the Representative and American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent"), Baycor Ventures, the majority shareholder of the Company's Common Stock, Gary C. Nelson, director and officer of the Company, Bradley B. Landin, former director and officer of the Company and Thomas A. Craig, an officer of the Company, placed an aggregate of 855,300 of their currently outstanding Common Shares in escrow (the "Escrowed Shares") in connection with the Company's public offering of its Common Stock in May of 1994.

    The Escrow Agreement provides that the Escrowed Shares shall be released to the Security Holders and no longer governed by the terms and provisions of the Escrow Agreement as follows:

        (a) If the Company has achieved, during the three fiscal years of the Company ending March 31, 1995, March 31, 1996 and March 31, 1997, respectively, an average annual net earnings per common share on a fully diluted basis, calculated in accordance with GAAP, of at least $.40 per common share, then all (100%) of the Escrowed Shares will be released to the Security Holders and no longer be subject to the Escrow Agreement;

        (b) If the Company achieves, during the four fiscal years of the Company ending March 31, 1995, March 31, 1996, March 31, 1997 and March 1998, respectively, an average annual net earnings per common share on a fully diluted basis, calculated in accordance with GAAP, of at least $.40 per common share, all (100%) of the Escrowed Shares will be released to the Security Holders and no longer subject to the Escrow Agreement; and

        (c) Any Escrowed Shares which have not been previously released to the Security Holders in accordance with the provisions of the Escrow Agreement will then be released, and no longer subject to the Escrow Agreement.

    If any Security Holder exercises warrants or options to acquire additional Common Stock of the Company (the "Additional Shares"), one-third (33 1/3%) of such Additional Shares must immediately be delivered to the Escrow Agent, and will be held and released pursuant to the Escrow Agreement as if they were original Escrowed Shares.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

    Section 15 of Article III of the Company's Bylaws sets forth the following procedures for shareholder nominations to the Board of Directors:

    Nominations for election of members of the Board may be made by the Board or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Notice of intention to make any nominations (other than for persons named in the Notice of any meeting called for the election of Directors) are required to be made in writing and to be delivered or mailed to the President of the corporation by the later of: (i) the close of business 21 days prior to any meeting of shareholders called for the election of Directors or (ii) 10 days after the date of mailing of notice of the meeting to shareholders. Such notification must contain the following information, to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder; and (f) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a Director from each proposed nominee, confirming the accuracy of all of the above-described information contained in the notice. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a Director between the last day for giving notice in accordance with this paragraph and the date of election of Directors if the procedure called for in this paragraph was followed with respect to the nomination of the nominee who has become unable to serve.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at the Annual Meeting other than those set forth above. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the judgment of the person or persons authorized to vote the proxy, and discretionary authority to do so is included in the proxy.

    The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's 1997 Annual Meeting of Shareholders is June 19, 1997.

                                          Steven J. Orlando

                                          CORPORATE SECRETARY

Dated: September 23, 1996

    The Annual Report to Shareholders for the fiscal year ended March 31, 1996 is being mailed concurrently with this Proxy Statement to all shareholders of record as of September 6, 1996.

    Item 2 of the Company's Form 10-Q, for the fiscal quarter ended June 30, 1996 is incorporated herein by reference.

    Items 6, 7, 8 and 9 of the Company's Form 10-K for the fiscal year ended March 31, 1996 are incorporated herein by this reference.

    A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENCED MARCH 31, 1996 AND FORM 10-Q FOR THE FISCAL QUARTER ENDED JUNE 30, 1996 WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, JAVA CENTRALE, INC., 1610 ARDEN WAY, SUITE 145, SACRAMENTO, CA 95819.

                                   APPENDIX A

    1. Following is the text of the CURRENT Article III of the Company's Articles of Incorporation, which would be amended if Proposal No. 2 is approved by the shareholders.

                                      III

        The Corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock. The Corporation is authorized to issue twenty-five million (25,000,000) shares of Common Stock and twenty-five million (25,000,000) shares of Preferred Stock. On amendment of this Article, each outstanding share of Preferred Stock, Series A, shall be reclassified and changed into .01245 shares of Common Stock. The Series designation of the Preferred Stock, Series B, shall be removed so that such stock is referred to as "Preferred Stock," and each share of Common Stock (including without limitation the above reclassified Preferred Stock, Series
    A) shall be split up and converted into two and one-half (2 1/2) shares of Common Stock.

    2. Following is the text of the PROPOSED Article III of the Company's Articles of Incorporation, as it would be amended if Proposal No. 2 is approved by the shareholders.

                                      III

        (a) The corporation is authorized to issue two classes of stock, which shall be designated respectively "Common Stock" and "Preferred Stock."

        (b) The number of shares of Common Stock which the corporation is authorized to issue is 25,000,000.

        (c) The number of shares of Preferred Stock which the corporation is authorized to issue is 25,000,000. The Preferred Stock may be issued in one or more series. The Board of Directors is authorized to fix the number of any such series of Preferred Stock and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

    3. Following is the text of the CURRENT Article IV of the Company's Articles of Incorporation, which would be deleted in its entirety if Proposal No. 2 is approved by the shareholders.

                                       IV

        The relative rights, preferences, privileges and restrictions granted or imposed on the respective classes of shares or on their holders are as follows:

        1.  DIVIDENDS

        (a) The holders of Preferred Stock shall be entitled to receive dividends and any other distribution (as defined below) when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation that are legally available therefor, at the rate of $0.01 per share per annum and no more, prior to the payment of any distributions to holders of Common Stock. Dividends shall accrue from the date of issuance of the shares of Preferred Stock and shall be deemed to accrue from day-to-day whether or not earned or declared. Dividends on the Preferred Stock shall be payable semi-annually on September 30 and March 31 of each year commencing September 30, 1993. Such dividends shall be cumulative so that if for any dividend period dividends on the outstanding Preferred Stock at the rate herein specified are not paid or declared and set apart therefor, the deficiency shall be fully paid and declared and set apart for payment, without interest, before any distribution, by dividend or otherwise, shall be paid on, declared, or set apart from the Common Stock.

        (b) For the purposes of this Section 1 herein, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation for cash or property.

        (c) No dividends shall be declared or declared and paid on or set aside for the Common Stock or any shares ranking junior to the Preferred Stock in any fiscal year unless and until the cumulative dividend on all Preferred Stock outstanding in respect of such fiscal year, in addition to all accrued but unpaid dividends on Preferred Stock, shall have been declared and paid or set aside for payment.

        2. LIQUIDATION PREFERENCES. In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntarily or involuntarily, the holders of Preferred Stock shall receive an amount equal to twenty cents ($.20) per share and all accrued and unpaid dividends, and no more, before any amount shall be paid to the holders of Common Stock. In the event that the assets of the Corporation are insufficient to permit full payment to the holders of the Preferred Stock as herein provided, then such assets shall be distributed among the outstanding shares of Preferred Stock. Subject to such preferential rights, the holders of the Common Stock shall receive, ratably, all remaining assets of the Corporation. A merger of the Corporation with or into any other corporation or a sale of all or substantially all of the assets of the Corporation, shall not be deemed a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph.

        3.  VOTING RIGHTS

        (a) Except as otherwise provided by law, the holders of Common Stock shall have one vote for each share of Common Stock on all matters submitted to a vote of the holders of shares of Common Stock. Except as otherwise provided in these Amended and Restated Articles of Incorporation or by law, the holders of Common Stock shall have exclusive voting rights and powers including the exclusive right to receive notice of shareholder meetings. The holders of shares of Preferred Stock shall have no voting rights except in the event of a default as defined below. In the event of a default, the holders of Preferred Stock shall as a class be entitled to an aggregate number of votes equal to one hundred percent (100%) of the votes to which issued shares of Common Stock as a class are entitled as of the date of the default, and shall be entitled to receive notice of and to attend all shareholder meetings.

        (b) For the purposes of this Section 3, "default" shall mean failure by the Corporation to pay dividends if the Corporation is legally entitled to make such payment.

        (c) While the Corporation is in default as defined herein, no dividend or distribution shall be declared, paid on, or set apart for the Common Stock.

        (d) Such Preferred Stock voting rights shall continue until all dividends accrued on the Preferred Stock shall have been paid or set apart for payment, at which time the entire voting power shall revert to the shareholders of Common Stock and continue in them until a subsequent default occurs.

        4.  REDEMPTION

        (a) REDEMPTION BY THE CORPORATION. On or before March 31, 1995, if there is: (i) a change of control (as defined below) of the Corporation; or
    (ii) a public offering (as defined below) of shares of Common Stock, the Corporation may from time to time redeem all or any of the outstanding shares of Preferred Stock, pro rata, by paying in cash 115% of contributed capital per share plus all accrued and unpaid dividends on each redeemed share to and including the date of redemption, the sum of which shall be the redemption price. After March 31, 1995, the Corporation may from time to time redeem all or any of the outstanding Preferred Stock by paying in cash 110% of contributed capital per share, plus all accrued and unpaid dividends on each redeemed share to and including the date of redemption, the sum of which shall be the redemption price. At least 60 days before the date of redemption, written redemption notice shall be given to each holder of Preferred Stock by first class mail, postage prepaid, at the shareholder's address as shown on the Corporation's records, stating: (i) whether all or fewer than all of the outstanding shares of the Preferred Stock are to be redeemed; (ii) the date fixed for redemption; (iii) the redemption price;
    (iv) the place for payment of the redemption price; and (v) the then-current conversion rate (as determined in Section 5(a)) and the date of termination of the right to convert. If fewer than all of the outstanding Preferred Stock shares are to be redeemed, the redemption shall be on a pro rata basis, as designated by the Board of Directors. No shares may be redeemed, however, unless all accrued dividends of all periods to and including the current period on all outstanding shares of Preferred Stock shall have been paid, except that dividends for the current period shall not be paid for the shares being redeemed. On or before the date fixed for redemption, each holder of shares to be redeemed (unless conversion rights as provided in Article IV, Section 5(a) have previously been exercised as to those shares) shall surrender the certificates representing these shares to the Corporation at the place designated for payment in the redemption notice and shall then be entitled to receive payment of the redemption price. If fewer than all the shares represented by any of the surrendered certificates are redeemed, new certificates representing the unredeemed shares shall be issued. If the redemption notice is given in the manner provided in this
    Article IV, Section 4(a), and if on the redemption date the redemption price is available for payment, whether or not the certificates covering these shares are surrendered, all rights with respect to the redeemable shares shall terminate except the right of the holders to receive the redemption price without interest on the surrender of the certificates.

        (b) For the purposes of Section 4(a):

            (i) "Change of Control" means the sale or other event or series of events which results in the majority, determined at the time of the sale, event or completion of the series of events, of the shares of Common Stock outstanding being held by one or more persons any of whom are not holders of shares of Common Stock or their affiliates at the date hereof; and

            (ii) "Public Offering" means an offer by the Corporation to sell shares of Common Stock of the Corporation to the public pursuant to a prospectus, registration statement or other similar disclosure document in accordance with applicable securities laws and regulations.

        (c) REDEMPTION BY SHAREHOLDER. At any time after March 31, 1995, any holder of any of the outstanding shares of Preferred Stock may from time to time require the Corporation to redeem all or any of his or her said shares for cash at 110% of contributed capital per share plus all accrued and unpaid dividends on each redeemed share to and including the date of redemption, the sum of which is called the redemption price. A holder wishing to so require the Corporation to redeem such shares shall give the Corporation written notice by first-class mail, postage prepaid, stating:
    (i) the holder's desire to redeem his or her shares of Preferred Stock; (ii) the number of shares of Preferred Stock to be redeemed; and, (iii) the name and address for payment of the redemption price. The Corporation shall redeem the shares within sixty (60) days of receipt of the notice to the extent it is legally entitled to do so.

    Each holder of shares to be redeemed shall surrender the certificates representing the shares to be redeemed to the Corporation and shall then be entitled to receive payment of the redemption price. If fewer than all the shares represented by any of the surrendered certificates are redeemed, new certificates representing the unredeemed shares shall be issued. If the redemption notice is given in the manner provided in this Article IV,
    Section 4(c), and if on the redemption date the redemption price is available for payment, whether or not the certificates covering these shares are surrendered, all rights with respect to the redeemable shares shall terminate except the right of the holders to receive the redemption price without interest on the surrender of the certificates.

    If the Corporation receives notice requiring the Corporation to redeem shares of Preferred Stock in excess of the number of shares which the Corporation is legally entitled to redeem, the redemption shall be on a pro rata basis, as designated by the Board of Directors.

    The Corporation shall give written notice to the holders of shares of Preferred Stock:

        (a) of the number of shares to be redeemed, and

        (b) the date fixed for redemption; if it receives notice requiring it to redeem any of the Preferred Stock, within sixty (60) days of receipt of such Notice.

    Notwithstanding this requirement to give notice, the Corporation will not be liable to shareholders for the Corporation's inadvertent failure to give notice and failure to give notice for whatever reason will not affect the validity of any redemption under this Article IV, Section 4(c).

        5.  CONVERSION RIGHTS OF PREFERRED STOCK

        (a) The shares of Preferred Stock shall be convertible at the option of the respective holders of the shares on or before the earlier of: (i) the 15th day before the date, if any, fixed for the redemption of Preferred Stock in a notice of redemption as provided in Article IV, Section 4(a) of these articles; and (ii) March 31, 1995. On amendment of this Article, all holders of Preferred Stock who, within the time period specified above, endorse the certificates representing shares being converted and deliver them, together with a written notice of their intention to convert, to the Corporation at its principal office, shall be entitled to receive 0.04 shares of Common Stock for each share of Preferred Stock being converted. If the number of outstanding shares of Common Stock has been increased or reduced (except with respect to the issue of shares of Common Stock issued upon the exercise of options to acquire shares of Common Stock outstanding on the date hereof) since the first issuance of the Preferred Stock because of a split, share dividend, merger, consolidation, or other capital change or reorganization affecting the number of outstanding shares, the rate of conversion shall be proportionately adjusted, to preserve fairly and equitably as far as reasonably possible the original conversion rights of the Preferred Stock shares being converted. The Corporation shall forthwith do all things necessary to give effect to this adjustment.

        (b) Shares converted under this Article IV, Section 5 shall not be reissued. The Corporation shall at all times reserve and keep available a sufficient number of its authorized but unissued shares of Common Stock, and shall further obtain and keep in force any permits required, to enable it to issue and deliver all shares of Common Stock required to cover the conversion rights granted under this Article IV, Section 5.

        (c) No fractional shares shall be issued on conversion, but the Corporation shall pay cash for any fractional shares of Common Stock to which shareholders may be entitled, at the fair value of Common Stock shares at the time of conversion. The fair value of these shares shall be determined by the Board of Directors.

P
R
O
X
Y

                         JAVA CENTRALE, INC.

                   ANNUAL MEETING OF SHAREHOLDERS

                         OCTOBER 17, 1996

   The undersigned appoint(s) Richard D. Shannon and Steven J. Orlando, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to represent and to vote, as designated below, all shares of Common Stock of Java Centrale, Inc. (the "Company") that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company to be held at the Hilton Hotel, 2200 Harvard Street, Sacramento, California on October 17, 1996 at 8:00 A.M., local time, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and according to their discretion upon all other matters that may be properly presented for action at the Annual Meeting, or at any adjournment thereof. The undersigned may revoke this Proxy at any time prior to its exercise.

IF ANY SHAREHOLDER GIVES PROPER NOTICE AT THE ANNUAL MEETING OF HIS INTENTION TO CUMULATE HIS VOTES IN THE ELECTION OF DIRECTORS, THE PROXYHOLDERS WILL HAVE THE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG ANY OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN SUCH ORDER AS THEY MAY DETERMINE UNLESS THE SHAREHOLDER HAS OTHERWISE INDICATED BY MARKING THE BOXES ON THE OTHER SIDE OF THIS CARD. SEE THE "VOTING SECURITIES" SECTION OF THE PROXY STATEMENT FOR MORE INFORMATION.

The Board of Directors of the Company recommends a vote FOR each of the Proposals listed on this card.

                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                   SEE REVERSE
                                                                       SIDE

/X/  Please mark
     your votes as in
     this example.

                         (continued from other side)


                         FOR ALL                WITHHOLD FROM
                         NOMINEES               ALL NOMINEES

                          / /                       / /

1. Proposal to elect the following nominees to serve as directors, each to hold office until the 1997 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name in the list.)

NOMINEES: RICHARD D. SHANNON, GARY C. NELSON, LYLE P. EDWARDS, AND KEVIN R.
BAKER

2. Proposal to approve the amendment of the Articles of Incorporation to authorize the issuance of up to 25,000,000 shares of preferred stock.

  FOR                         AGAINST                         ABSTAIN
  / /                          / /                              / /


3. Proposal to approve the appointment of Grant Thornton, LLP as independent auditors to audit the Company's financial statements for the fiscal year ended 1997.

  FOR                         AGAINST                         ABSTAIN
  / /                          / /                              / /


I/we       do        do not expect to attend this meeting.
     ------    -----

TO ASSURE A QUORUM, YOU ARE URGED TO DATE, COMPLETE, AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.


This Proxy, when properly executed and returned to the Company, will be voted in the manner directed in this card. In the event that no such decision is given hereon and this Proxy is not subsequently revoked or suspended, the proxyholders named below intend to vote FOR the election of each of the nominees for director listed above and FOR each of the other proposals listed above.

SIGNATURE(S):                               DATE:
             -----------------------------        ---------------------------

Note: Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.